AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2007
Registration No. 333-138207

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TEXAS CAPITAL BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	75-2679109
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)
2100 McKinney Avenue
Suite 900
Dallas, Texas 75201
(214) 932-6600
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Peter Bartholow
Chief Financial Officer
Texas Capital Bancshares, Inc.
2100 McKinney Avenue
Suite 900
Dallas, Texas
(214) 932-6600
(Name, address, including zip code, and telephone number, including area code, of agents for service)

Copies to:
Norman R. Miller, Esq.
Fred S. Stovall, Esq.
Patton Boggs LLP
2001 Ross Avenue Street, Suite 3000
Dallas, TX 75201
(214) 758-1500

     Approximate Date of Commencement of Proposed Sale to the Public: This Post-Effective Amendment No. 1 deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐

DEREGISTRATION OF SECURITIES
     The Registration Statement on Form S-3 (Registration No. 333-138207) (the “Registration Statement”) of Texas Capital Bancshares, Inc. (the “Company”), pertaining to the registration of 16,361 shares of the Company’s common stock (“Common Stock”) to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on October 25, 2006, and amended by Amendment No. 1 to the Registration Statement on November 14, 2006. The Registration Statement was declared effective by the Securities and Exchange Commission on November 17, 2006.
     The rescission offer for which the Company filed the Registration Statement has expired. Five stockholders representing 417 shares of Common Stock elected to accept the Company’s rescission offer. As a result of the rescission offer’s expiration pursuant to the terms and conditions set forth in the Registration Statement, the Company hereby removes from registration 15,944 shares of Common Stock registered under the Registration Statement which were not repurchased by the Company pursuant to the rescission offer as of the date of this Post-Effective Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 1, 2007.

TEXAS CAPITAL BANCSHARES, INC.

By:	/s/ Joseph M. Grant

Joseph M. Grant
Chairman of the Board and
Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on February 1, 2007.

Signature	Title

/s/ Joseph M. Grant Joseph M. Grant	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Peter Bartholow Peter Bartholow	Chief Financial Officer and Director (Principal Financial Officer)

/s/ Julie Anderson Julie Anderson	Controller (Principal Accounting Officer)

/s/ Leo Corrigan III * Leo Corrigan III	Director

/s/ Frederick B. Hegi, Jr. * Frederick B. Hegi, Jr.	Director

Larry L. Helm* Larry L. Helm	Director

James R. Holland, Jr. * James R. Holland, Jr.	Director

George F. Jones, Jr. George F. Jones, Jr.	Director

Walter W. McCallister III	Director

Lee Roy Mitchell * Lee Roy Mitchell	Director

Steve Rosenberg	Director

/s/ John C. Snyder * John C Snyder	Director

Robert W. Stallings	Director

Ian J. Turpin * Ian J. Turpin	Director
* /s/ Peter Bartholow
By Peter Bartholow
   Attorney-in-Fact